COOPERATIVE
BANKSHARES, INC.                                                       NEWS
--------------------------------------------------------------------------------
P.O. Box 600                                                   www.coop-bank.com
201 Market Street                                               Fax 910-251-1652
Wilmington, NC  28402-0600                           800-672-0443 o 910-343-0181


          PRESS RELEASE

          For immediate release: October 19, 2000


          COOPERATIVE BANKSHARES, INC. ANNOUNCES RESTRUCTURING.


          Cooperative Bancshares, Inc. (NASDAQ: "COOP") announces a change in its defined benefit pension plan which will substantially reduce required contributions going forward. As a result of this, the company is offering a special early retirement benefit to certain employees meeting the eligibility requirements. Included in this group are the Bank's Senior Vice-Presidents of Administration, Finance, and Mortgage Lending. These vacancies will be filled internally.

          This will result in a one-time charge of approximately $750,000, which will be taken in the fourth quarter of 2000. The reduction in pension costs and employee expense will achieve annual savings of approximately $775,000 beginning in 2001.

               Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Originally chartered in 1898, Cooperative provides a full range of financial services through 16 offices in Eastern North Carolina.

                           For Additional Information
                        Frederick Willetts, III, Chairman
                   O.C. Burrell, Jr., Executive Vice President
                        Linda B. Garland, Vice President









                    Full-Service Community Banking Since 1898